EXHIBIT 95

MSHA CITATIONS AND LITIGATION

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) was enacted. Section 1503 of the Dodd-Frank Act requires companies that are “operators” (as such term is defined in the Federal Mine Safety and Health Act of 1977 (the Mine Act)) to disclose certain mine safety information in each periodic report to the Securities and Exchange Commission. This information is related to the enforcement of the Mine Act by the Mine Safety and Health Administration (MSHA).

The Dodd-Frank Act and the subsequent implementing regulation issued by the SEC require disclosure of the following categories of violations, orders and citations: (1) Section 104 S&S Citations, which are citations issued for violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard; (2) Section 104(b) Orders, which are orders issued upon a follow up inspection where the inspector finds the violation previously cited has not been totally abated in the prescribed time period; (3) Section 104(d) Citations and Orders, which are issued upon violations of mandatory health or safety standards caused by an unwarrantable failure of the operator to comply with the standards; (4) Section 110(b)(2) Violations, which result from the reckless and repeated failure to eliminate a known violation; (5) Section 107(a) Orders, which are given when MSHA determines that an imminent danger exists and results in an order of immediate withdrawal from the area of the mine affected by the condition; and (6) written notices from MSHA of a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of mine health or safety hazards under Section 104(e). In addition, the Dodd-Frank Act requires the disclosure of the total dollar value of proposed assessments from MSHA under the Mine Act and the total number of mining related fatalities.

The following disclosures are made pursuant to Section 1503.

During the three months ended September 30, 2012, none of our operations: (i) received Section 104(d) unwarrantable Citations or Orders; (ii) had any flagrant violations under Section 110(b)(2); (iii) received notice from MSHA of a pattern of violations of mandatory health or safety standards under Section 104(e); or (iv) had any mining-related fatalities. One of our operations, TSB Cement, did receive a 107(a) imminent danger order; however, the order and accompanying citation were vacated and reissued to the appropriate party.

Exhibit 95 – Page 1

THIRD QUARTER 2012

The table below sets forth, by mine, the total number of citations and/or orders issued by MSHA during the period covered by this report under the indicated provisions of the Mine Act, together with the total dollar value of proposed assessments, if any, from MSHA, received during the three months ended September 30, 2012. Of our 231 active MSHA-regulated facilities during the quarter, we received 100 federal mine safety inspections at 90 facilities during the reporting period. Of our inspected facilities, 80 did not receive any reportable citations or orders.

Name of Operation	Number of Inspections	Total Number of S&S Citations	Mine Act § 104(b) Orders	Mine Act § 104(d) Citations and Orders	Mine Act § 110(b)(2) Violations	Mine Act § 107(a) Orders	Total Dollar Value of Proposed MSHA Assessments (dollars in thousands)	Total Number of Mining Related Fatalities	Received Written Notice under Mine Act § 104(e) (yes/no)
BESSEMER QUARRY, AL	1	3	0	0	0	0	0	0	No
CENTRAL SERVICES, NC	2	1	0	0	0	0	0.5	0	No
CENTRAL, KY	1	1	0	0	0	0	0	0	No
DOLCITO STONE, AL	1	1	0	0	0	0	0	0	No
ENSLEY SHOP, AL	1	1	0	0	0	0	0	0	No
HUEBNER RD STONE, TX	1	1	0	0	0	0	0.2	0	No
MANASSAS QUARRY, VA	1	0	2	0	0	0	0	0	No
MCCOOK, IL	1	2	0	0	0	0	0	0	No
TSB CEMENT PLANT, FL	1	4	0	0	0	1	4.2	0	No
TUSCUMBIA QUARRY, AL	1	1	0	0	0	0	0.3	0	No
OTHER OPERATIONS - 80	89	0	0	0	0	0	0	0	No
Total	100	15	2	0	0	1	5.2	0

The total dollar value of proposed assessments received during the three months ended September 30, 2012 for all other citations, as well as proposed assessments received during the reporting period for citations previously issued, is $21,941.

On June 29, 2012, our Kennesaw, Georgia quarry received an assessment totaling $52,500, which was inadvertently omitted in our disclosure in the Form 10-Q for the quarter ended June 30, 2012.

The table below sets forth, by mine, category of legal action and number of legal actions pending before the Federal Mine Safety and Health Review Commission as of September 30, 2012.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
1604 STONE, TX	1	0	0
ADAIRSVILLE, GA	2	0	0
ATHENS QUARRY, TN	1	0	0
BARTLETT UG BLUFF CITY, IL	2	0	2
BLACK ANGUS SAND & GRAVEL, AZ	1	0	0
BLACK ROCK QUARRY, AR	1	0	0
BLACKSBURG QUARRY, SC	1	0	0
BLAIRSVILLE QUARRY, GA	1	1	0
BOLINGBROOK STONE, IL	1	1	0
BROWNWOOD, TX	1	0	0
CENTRAL SERVICES, VA	1	2	0
CHEROKEE QUARRY, AL	1	0	0
CLARKSVILLE QUARRY, TN	1	0	0
CLEVELAND QUARRY, TN	1	0	0
DABNEY ASPHALT QUARRY, TX	2	0	0
DALE, VA	2	0	0
DANLEY QUARRY, TN	1	0	0
ELLIJAY QUARRY, GA	1	0	0
FORT KNOX, KY	1	0	0
FORT PAYNE, AL	2	0	0
FORT PIERCE MINE, FL	1	0	0
FRANCESVILLE, IN	1	0	0
FREDERICK QUARRY, MD	1	0	0
GRAND RIVERS QUARRY, KY	2	0	0
GRANDIN SAND PLANT, FL	1	0	0
HANOVER, PA	4	0	0
HARRISON COUNTY QUARRY, IN	1	0	0
HAVRE DE GRACE QUARRY, MD	1	0	0
HELOTES STONE, TX	2	0	0
HOUSTON YARD, TX	1	0	0
JACK QUARRY, VA	1	0	0
KENNESAW QUARRY, GA	2	0	0

Exhibit 95 – Page 2

Table continued from prior page	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
KEUKA INDUSTRIAL SAND PLANT, FL	1	0	0
LACON, AL	1	0	0
LAKESHORE QUARRY, AL	1	0	0
LAWRENCEVILLE QUARRY, VA	2	0	0
LEMONT, IL	1	0	0
LYMAN QUARRY, SC	1	0	0
MACON QUARRY, IL	1	0	0
MANASSAS QUARRY, VA	3	0	0
MANTENO, IL	2	0	0
MARYVILLE QUARRY, TN	1	0	0
MAYNARDVILLE QUARRY, TN	1	0	0
MCCOOK QUARRY, IL	2	0	0
MECKLENBURG QUARRY, VA	1	0	0
MESA SAND & GRAVEL, AZ	1	0	0
MIAMI QUARRY, FL	2	0	0
MORRISTOWN QUARRY, TN	1	0	0
MSD MACHINE & SERVICE, TN	2	0	0
N. WILKESBORO-115 QUARRY, NC	1	0	0
NOTASULGA, AL	2	0	0
PACOLET, SC	1	0	0
PARSONS QUARRY, TN	2	0	0
PINEVILLE QUARRY, NC	1	0	0
POCOMOKE CITY SAND & GRAVEL, MD	1	0	0
POLK SAND PLANT, FL	1	0	0
PUDDLEDOCK, VA	2	0	0
RACINE, WI	1	0	0
RICHMOND QUARRY, VA	2	0	0
RIVERSIDE DRIVE, TN	1	0	0
ROYAL STONE, VA	2	0	0
SANDERS (WARRENTON) QUARRY, VA	2	0	0
SAVANNAH QUARRY, TN	2	0	0
SHELBYVILLE QUARRY, TN	2	6	0
SMITH GROVE QUARRY, NC	1	0	0
SOUTH RUSSELLVILLE , AL	1	0	0
SPRUCE PINE QUARRY, NC	2	0	0
STAFFORD QUARRY, VA	1	0	0
SWEETWATER QUARRY, TN	1	0	0
SYCAMORE STONE, IL	1	0	0
TAMPA CEMENT GRINDING PLANT, FL	2	0	0
TAMPA YARD, FL	1	0	0
TRINITY QUARRY, AL	1	0	0
TSB CEMENT PLANT, FL	2	0	0
WILSON COUNTY QUARRY, TN	1	10	0

The table below sets forth, by mine, category of legal action and number of legal actions filed before the Federal Mine Safety and Health Review Commission during the three months ended September 30, 2012.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
DABNEY ASPHALT QUARRY, TX	1	0	0
FREDERICK QUARRY, MD	1	0	0
HANOVER QUARRY, PA	1	0	0
HELOTES STONE, TX	1	0	0
KENNESAW QUARRY, GA	1	0	0
MANASSAS QUARRY, VA	2	0	0
MECKLENBURG QUARRY, VA	1	0	0
NOTASULGA QUARRY, AL	1	0	0
PACOLET QUARRY, SC	1	0	0
ROYAL STONE QUARRY, VA	1	0	0
STAFFORD QUARRY, VA	1	0	0

Exhibit 95 – Page 3

The table below sets forth, by mine, category of legal action and number of legal actions resolved by the Federal Mine Safety and Health Review Commission during the three months ended September 30, 2012.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
BARTLETT UG BLUFF CITY, IL	1	0	0
CALCIUM PLANT, FL	1	0	0
ESCAMBIA QUARRY, AL	1	0	0
FORT MEYERS MINE, FL	1	0	0
PRIDE QUARRY, AL	1	0	0
TAMPA CEMENT GRINDING PLANT, FL	1	0	0
TSB CEMENT PLANT, FL	2	0	0
WITHERSPOON SAND PLANT, FL	1	0	0

Exhibit 95 – Page 4